UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

Sigma-Aldrich Corporation

(Exact name of registrant as specified in Charter)

Delaware	000-08135	43-1050617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Spruce Street, St. Louis, Missouri 63103

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (314) 771-5765

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 22, 2014, Sigma-Aldrich Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Merck KGaA, a German corporation with general partners (“Parent”), Mario II Finance Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the Company’s board of directors (the “Company Board”).

Merger. The Merger Agreement provides for the merger of Merger Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company will become an indirect wholly-owned subsidiary of Parent.

Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share (a “Share”) of common stock of the Company (“Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares that are owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent, in each case not held on behalf of third parties, (ii) Shares that are owned by the Company or by any wholly-owned subsidiary of the Company and (iii) Shares held by stockholders of the Company who have properly exercised and perfected appraisal rights under Delaware law) will be converted into the right to receive $140.00 per Share in cash, without interest (the “Merger Consideration”).

Treatment of Outstanding Equity Awards. As a result of the Merger, all outstanding restricted stock units subject to service-based vesting or delivery requirements only outstanding under the Company’s equity plans immediately prior to the Effective Time (“RSUs”) will fully vest, all outstanding restricted stock unit awards subject to performance-based vesting or delivery requirements outstanding under the Company’s equity plans immediately prior to the Effective Time (“Performance RSUs”) will vest, with performance deemed to have been achieved at the target level, and all other equity or equity-based awards of the Company outstanding under the Company’s equity plans immediately prior to the Effective Time that are not Options, RSUs or Performance RSUs (“Other Equity Awards”) will fully vest (except that any Other Equity Award that is subject to performance-based vesting shall vest at the target level of performance). In addition, the Merger Agreement provides that, as a result of the Merger, at the Effective Time:

•	each unexercised option to acquire Common Stock outstanding immediately prior to the Effective Time (“Option”), whether vested or unvested, will be canceled in exchange for the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the per Share exercise price for such Option, multiplied by the number of Shares of Common Stock subject to such Option;

•	holders of RSUs shall be entitled to receive an amount in cash equal to product of the Merger Consideration multiplied by the number of Shares of Common Stock subject to such RSU at the Effective Time;

•	holders of Performance RSUs shall be entitled to receive an amount in cash equal to the product of the Merger Consideration multiplied by the number of Shares of Common Stock issuable pursuant to such Performance RSU upon attainment of the target level of performance applicable to such Performance RSU at the Effective Time; and

•	holders of Other Equity Awards shall be entitled to receive an amount in cash equal to the product of the Merger Consideration multiplied by the number of Shares of Common Stock subject to such Other Equity Award at the Effective Time.

Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the approval of the Merger by the holders of a majority of the outstanding Shares of Common Stock entitled to vote thereon (the “Requisite Company Vote”), (ii) the receipt of certain antitrust and governmental approvals and (iii) other customary closing conditions. The consummation of the Merger is not subject to a financing condition.

Representations, Warranties and Covenants. The Merger Agreement contains representations, warranties and covenants of the Company, Parent and Merger Sub. The covenants include an obligation of the Company to, subject to certain exceptions, conduct its operations in the ordinary course of business from the date of the Merger Agreement through the Effective Time.

Non-Solicitation. The Merger Agreement generally prohibits the Company’s solicitation of third-party proposals relating to the acquisition of more than 20% of the consolidated assets of the Company and its subsidiaries or 20% of the issued and outstanding Shares or total voting power of the Common Stock (an “Acquisition Proposal”) and restricts the Company’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any Acquisition Proposal, subject to certain limited exceptions. The Merger Agreement also contains covenants that require, subject to certain limited exceptions, (a) the Company to file a proxy statement with the Securities and Exchange Commission (the “SEC”) and call and hold a stockholder meeting and (b) the Company Board to recommend that the Company’s stockholders adopt the Merger Agreement. However, at any time prior to the receipt of the Requisite Company Vote, the Company Board is permitted, after following certain procedures set forth in the Merger Agreement, to change its recommendation to the Company’s stockholders if the Company Board receives a Superior Proposal (as such term is defined in the Merger Agreement). In addition, at any time prior to the receipt of the Requisite Company Vote, the Company Board may change its recommendation, in certain circumstances, if the Company Board determines in good faith that the failure to change its recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

Termination; Termination Fees. The Merger Agreement also provides for certain termination rights for both the Company and Parent. The Company is obligated to pay Parent the Company Termination Fee in certain circumstances, including (i) if either party terminates the Merger Agreement because (a) the Requisite Company Vote is not obtained or (b) the drop dead date occurs prior to the date of the stockholders meeting to vote on the proposal to adopt the Merger Agreement, and in each case a third party acquisition proposal for the Company has been publicly made prior to such time (and with respect to clause (a) was publicly outstanding at the date of the Company stockholders’ meeting or at any time within five business days prior thereto) and within nine months after the termination of the Merger Agreement the Company enters into a definitive agreement to consummate any acquisition proposal transaction or consummates any change of control transaction, (ii) if the Merger Agreement is terminated by Parent because the Company Board shall have made a change of recommendation prior to the receipt of the Requisite Company Vote and (iii) if the Merger Agreement is terminated by the Company in connection with a change of recommendation prior to the receipt of the Requisite Company Vote in order to enter into a definitive agreement with a third party with respect to a Superior Proposal. The “Company Termination Fee” means $552,135,000, except in the event the Company Termination Fee becomes payable as the result of the termination of the Merger Agreement by the Company pursuant to subsection (iii) above to accept a Superior Proposal with respect to which (1) the person making such Superior Proposal first made its Acquisition Proposal that resulted in such Superior Proposal within thirty (30) days after the date of the Merger Agreement, (2) the Company Board determined during such period that such Acquisition Proposal is or could reasonably be expected to result in a Superior Proposal (the first date of such Company Board determination, the “Company Board Determination Date”) and (3) the Company terminates the Merger Agreement to accept such Superior Proposal pursuant to subsection (iii) above no later than thirty (30) days following the Company Board Determination Date, in which case “Company Termination Fee” shall mean $318,540,000. In addition, if the Merger Agreement is terminated by either party as a result of any order permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger in connection with any Antitrust Law (as defined in the Merger Agreement) or the drop dead date occurs and all other conditions to Parent’s obligation to close are satisfied (other than conditions related to Antitrust Laws or that, by their nature, cannot be satisfied until the Closing Date), Parent is obligated to pay the Company a termination fee of $934,383,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors should not rely on the representations and warranties contained in the Merger Agreement as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses.

Item 8.01. Other Events.

On September 22, 2014, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Important Additional Information

This communication is being made in respect of the proposed merger transaction involving the Company and Parent. The proposed merger will be submitted to the shareholders of Sigma-Aldrich for their consideration. In connection therewith, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at http://investor.sigmaaldrich.com under the heading “Financial Information - SEC Filings”. Shareholders of the Company may also obtain a free copy of the definitive proxy statement by contacting the Company’s Investor Relations Department at (314) 898-4643.

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 21, 2014, its annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 6, 2014, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of the Company and a description of their direct and indirect interests, by share holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 22, 2014, by and among Sigma-Aldrich Corporation, Merck KGaA and Mario II Finance Corp.*

99.1	Joint Press Release of Sigma-Aldrich Corporation and Merck KGaA dated September 22, 2014.

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA-ALDRICH CORPORATION

Date: September 22, 2014	By:	/s/ George L. Miller
		Name:	George L. Miller
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 22, 2014, by and among Sigma-Aldrich Corporation, Merck KGaA and Mario II Finance Corp.*

99.1	Joint Press Release of Sigma-Aldrich Corporation and Merck KGaA dated September 22, 2014.

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